THE LOUISIANA LAND AND EXPLORATION COMPANY

                              and

     FIRST CHICAGO TRUST COMPANY OF NEW YORK, Rights Agent


             AMENDED AND RESTATED RIGHTS AGREEMENT

                    Dated as of May 9, 1996

                             TABLE OF CONTENTS



                                                                       Page

Section 1.     Certain Definitions ..................................  2

Section 2.     Appointment of Rights Agent ..........................  7

Section 3.     Issue of Right Certificates ..........................  7

Section 4.     Form of Right Certificates ........................... 11

Section 5.     Countersignature and Registration .................... 13

Section 6.     Transfer, Split Up, Combination and
               Exchange of Right Certificates, Muti-
               lated, Destroyed, Lost or Stolen
               Right Certificates ................................... 14

Section 7.     Exercise of Rights; Purchase Price;
               Expiration Date of Rights ............................ 16

Section 8.     Cancellation and Destruction of Right
               Certificates ......................................... 21

Section 9.     Reservation and Availability of
               Shares of Capital Stock .............................. 21

Section 10.    Capital Stock Record Date ............................ 24

Section 11.    Adjustment of Purchase Price, Number
               of Shares or Number of Rights ........................ 25

Section 12.    Certificate of Adjusted Purchase
               Price or Number of Shares ............................ 50

Section 13.    Consolidation, Merger or Sale or
               Transfer of Assets or Earning Power .................. 50

Section 14.    Fractional Rights and Fractional
               Shares ............................................... 56

Section 15.    Rights of Action ..................................... 58

Section 16.    Agreement of Right Holders ........................... 59

                                                                       Page

Section 17.    Right Certificate Holder Not Deemed a
               Stockholder .......................................... 60

Section 18.    Concerning the Rights Agent .......................... 60

Section 19.    Merger or Consolidation or Change of
               Name of Rights Agent ................................. 62

Section 20.    Duties of Rights Agent ............................... 63

Section 21.    Change of Rights Agent ............................... 68

Section 22.    Issuance of New Right Certificates ................... 70

Section 23.    Redemption ........................................... 71

Section 24.    Exchange ............................................. 73

Section 25.    Notice of Certain Events ............................. 76

Section 26.    Notices .............................................. 78

Section 27.    Supplements and Amendments ........................... 79

Section 28.    Successors ........................................... 80

Section 29.    Determinations and Actions by the
               Board of Directors, etc. ............................. 80

Section 30.    Benefits of this Agreement ........................... 82

Section 31.    Severability ......................................... 82

Section 32.    Governing Law ........................................ 83

Section 33.    Counterparts ......................................... 83

Section 34.    Descriptive Headings ................................. 83

Exhibit A

      Form of Assignment

      Certificate

      Notice

      Form of Election to Purchase

      Certificate

      Notice

Exhibit B

      Amended and Restated Summary of Rights to
      Purchase Capital Stock

                   AMENDED AND RESTATED RIGHTS AGREEMENT


            This Agreement, dated as of May 9, 1996, between THE LOUISIANA LAND AND EXPLORATION COMPANY, a Maryland corporation (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a subsidiary of First Chicago NBD Corporation (the "Rights Agent"), as successor to The Bank of New York as original rights agent.

                            W I T N E S S E T H

            WHEREAS, the Board of Directors of the Company autho-rized and declared a dividend distribution (the "Distribution") of one Right for each outstanding share of the Capital Stock, $.15 par value, of the Company outstanding on June 6, 1986 and authorized the issuance of one Right in respect of each share of Capital Stock of the Company issued between June 6, 1986 and the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined), and under certain other circumstances, each Right representing the right to purchase one share of Capital Stock of the Company upon the terms and subject to the conditions hereinafter set forth;

            WHEREAS, the Company and the Rights Agent have agreed to amend and restate in its entirety the Rights Agreement dated as of May 25, 1986 between the Company and the Rights Agent, pursuant to Section 26 of such agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1.  Certain Definitions.  For purposes of
this Agreement, the following terms have the meanings indicated:

            (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of securities of the Company con-stituting a Substantial Block (as such term is hereinafter defined), but shall not include (i) the Company or any subsidiary of the Company, or any employee benefit plan of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (ii) until such Person (or its Affili-ates or Associates) becomes the Beneficial Owner of an additional 1% of the Company's outstanding Capital Stock (as such term is hereinafter defined), any Person who or which, together with all Affiliates and Associates of such

      Person, becomes the Beneficial Owner of a Substantial Block solely as a result of a change in the aggregate num-ber of shares of Capital Stock outstanding since the last date on which such Person (or its Affiliates or Associ-ates) acquired Beneficial Ownership of any shares of the Capital Stock constituting all or a portion of such Sub-stantial Block.

            (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on May 25, 1986.

            (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i)  which such Person, or any of such Person's
            Affiliates or Associates, beneficially owns, directly or indirectly;

                 (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has
            (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "bene-ficially own," securities tendered pursuant to a ten-der offer made by such Person or any of such Person's Affiliates or Associates until such tendered securi-ties are accepted for purchase; or (B) the right to vote or dispose of, pursuant to any agreement, arrangement or understanding (whether or not in writ-ing), provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," any security under this clause (B) if the agreement, arrangements or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not then reportable by such

            Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Per-son or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

            (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            (e) "Capital Stock" when used with reference to the Company shall mean the Capital Stock, $.15 par value, of the Company and when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such Person or the equity securities or other equity interest having power to con-trol or direct the management, of such Person.

            (f) "close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

            (g) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such per-son is a member of the Board, who is not an Acquiring Per-son, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and (ii) any Person who subsequently becomes a member of the Board of Directors who is not an Acquiring Person, or an Affiliate or Associ-ate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associ-ate, if such Person's nomination for election or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors then in office.

            (h) "Person" shall mean any individual, firm, corpo-ration or other entity.

            (i) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring
      Person that an Acquiring Person has become such.

            (j) "Substantial Block" shall mean a number of shares of the Capital Stock which equals or exceeds 20% of the number of shares of the Capital Stock then outstanding.

            (k)  "Triggering Event" shall mean any event
      described in Section 11(a)(ii) or (iii) or Section 13(a).

            Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Com-pany and the holders of the Rights (who, in accordance with Section 3 hereof shall prior to the Distribution Date also be the holders of the Capital Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. Simul-taneously with such appointment, if any, the Company shall notify the Rights Agent thereof.

            Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the tenth day after the Shares Acquisition

Date or (ii) the tenth day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or of any subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) to commence, a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person (including any such date which is after the date of this Agree-ment and prior to the issuance of the Rights; the earlier of the dates in subsections (i) and (ii) hereof being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Capital Stock registered in the names of the holders of the Capital Stock (which certif-icates for the Capital Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the Capital Stock. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Capital Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certifi-cate, in substantially the form of Exhibit A hereto, evidencing one Right for each Share of the Capital Stock so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

            (b) On May 10, 1996 or as soon as practicable there-after, the Company will send a copy of an Amended and Restated Summary of Rights to Purchase Capital Stock, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Capital Stock as of the close of business on May
9, 1996, at the address of such holder shown on the records of the Company. With respect to certificates for the Capital
Stock outstanding as of the date hereof, until the Distribution Date, the Rights will be evidenced by such certificates for the Capital Stock registered in the names of the holders of the Capital Stock with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the certificates for the Capital Stock outstanding on the date hereof, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights asso-ciated with the Capital Stock represented by such certificate.

            (c) Certificates for the Capital Stock issued after the date hereof but prior to the earlier of the Distribution Date or the Expiration Date or the Final Expiration Date (as such terms are defined in Section 7) shall have impressed on, printed on, written on or otherwise affixed to them the follow-ing legend:

      This certificate also evidences and entitles the holder thereof to certain Rights as set forth in the Amended and Restated Rights Agreement between
      THE LOUISIANA LAND AND EXPLORATION COMPANY and
      FIRST CHICAGO TRUST COMPANY OF NEW YORK Rights
      Agent dated as of May 9, 1996 (the "Rights Agree-ment"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of THE LOUISI-
      ANA LAND AND EXPLORATION COMPANY. Under certain circumstances, as set forth in the Rights Agree-ment, such Rights will be evidence by separate certificates and will no longer be evidenced by this certificate. THE LOUISIANA LAND AND EXPLORA-
      TION COMPANY will mail to the holder of this cer-tificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request there-for. Under certain circumstances, Rights which are or were beneficially owned by Acquiring Per-sons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.


With respect to such certificates containing the foregoing leg-end, until the Distribution Date, the Rights associated with the Capital Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Capital Stock repre-sented by such certificate.

            Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summa-ries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any appli-cable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates shall be in machine printable form and otherwise in a format reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of June 6, 1986, shall show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of shares of the Capital Stock as shall be set forth therein at the price per share set forth therein (the "Purchase

Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

            (b) Notwithstanding any other provision of this Agreement, any Right Certificate issued pursuant to
Section 3(a) or Section 22 hereof that represents Rights bene-ficially owned by (i) any Acquiring Person or any Associate or Affiliate thereof, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursu-ant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understand-ing regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued at any time to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Cer-tificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend (provided, however, that the Rights Agent shall not be responsible for affixing such legend or unless the Rights Agent has knowledge of the foregoing circumstances or unless the Company has notified the Rights Agent thereof):

      The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate or an Acquiring Person (as such terms are defined in the Rights Agreement). This Right
      Certificate and the Rights represented hereby may become null and void in the circumstances speci-fied in Section 7(e) of the Rights Agreement.


            Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company in the manner provided in the By-Laws of the Company for Capi-tal Stock Certificates. Each Right Certificate shall be manu-ally countersigned by an authorized signatory of the Rights Agent, but it shall not be necessary for the same signatory to countersign all of the Rights Certificates issued hereunder. The Right Certificates shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such

Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any per-son who, at the actual date of the execution of such Right Cer-tificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

            Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices in New York, New York, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Cer-tificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

            Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates, Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of
Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificates or Certificates may be trans-ferred, split up, combined or exchanged for another Right Cer-tificate or Right Certificates, entitling the registered holder to purchase a like number of shares of the Capital Stock as the Right Certificate or Right Certificates surrendered then enti-tled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certifi-cate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Cer-tificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Cer-tificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, counter-sign and deliver to the person entitled thereto a Right

Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from the holders of Right Certificates of a sum sufficient to cover any tax or gov-ernmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

            Upon receipt by the Rights Agent of evidence reason-ably satisfactory to it of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfac-tory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certifi-cate so lost, stolen, destroyed or mutilated.

            Section 7. Exercise of Rights; Purchase Price; Expi-ration Date of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of elec-tion to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in New York, New York, together with payment of the Purchase Price for each share of the Capital Stock as to which the Rights are exercised, at or prior to the close of business on the earlier of (i) June 6, 2006 (the "Final Expiration Date"), or (ii) the date on which the Rights are redeemed as provided in Section 23 (such earlier date being herein referred to as the "Expiration Date").

            (b) The Purchase Price for each share of the Capital Stock pursuant to the exercise of a Right shall initially be $175, shall be subject to adjustment from time to time as pro-vided in Sections 11 and 13 hereof and shall be payable in law-ful money of the United States of America in accordance with paragraph (c) below.

            (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft pay-able to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Capital Stock of the Company certificates for the number of shares of the Capital Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates, cause the same to be deliv-ered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such case to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities, distribute prop-erty or pay cash pursuant to Section 11(a)(iv) hereof, the Com-pany will make all arrangements necessary so that cash, prop-erty or securities are available for issuance, distribution or payment by the Rights Agent, if and when appropriate.

            (d) In case the registered holder of any Right Cer-tificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 14 hereof.

            (e) Notwithstanding anything in this Agreement to the contrary, any Rights that are or were at any time on or after the earlier of the Distribution Date or the Shares Acqui-sition Date beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agree-ment, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or under-standing which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void upon the occurrence of a Triggering Event and no holder of such Rights shall have any right with respect to such Rights under any provision of this Agreement from and after the occurrence of a Triggering Event. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but shall have no lia-bility to any holder of Rights Certificates or other Person (excluding the Rights Agent) as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

            (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and
(ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

            Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the pur-pose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in can-celled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provi-sions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Cer-tificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

            Section 9. Reservation and Availability of Shares of Capital Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its autho-rized and unissued Capital Stock or its authorized and issued Capital Stock held in its treasury, the number of shares of the Capital Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

            (b) So long as the Capital Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

            (c)  The Company shall use its best efforts to
(i) file, as soon as practicable following the first occurrence of a Triggering Event, a registration statement under the Secu-rities Act of 1933 (the "Act"), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of the expiration of the Rights and will simultaneously therewith notify the Rights Agent of such occur-rence. The Company will also take such action as may be appro-priate under the blue sky laws of the various states. The Com-pany may temporarily suspend, for a period of time not to exceed ninety (90) days the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

            (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of the Capital Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

            (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of the Capital Stock upon the exercise of Rights. The Company shall not, however, be required (a) to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the Capital Stock in a name other than that of the registered holder of the Right Certifi-cate evidencing Rights surrendered for exercise or (b) to issue or deliver any certificates for shares of the Capital Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such

Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

            Section 10. Capital Stock Record Date. Each person in whose name any certificate for shares of the Capital Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Capital Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, how-ever, that if the date of such surrender and payment is a date upon which the Capital Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificates shall be dated, the next succeeding business day on which the Capital Stock transfer books of the Company are open and shall show the date of countersignature. Prior to the exercise of the Rights evi-denced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

            Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of shares covered by each Right and the number of Rights outstand-ing are subject to adjustment from time to time as provided in this Section 11.

            (a)  (i)    In the event the Company shall at
      any time after the date of this Agreement
      (A) declare a dividend on the Capital Stock pay-able in shares of the Capital Stock, (B) subdivide the outstanding Capital Stock, (C) combine the outstanding Capital Stock into a smaller number of shares or (D) issue any shares of its capital stock stock in a reclassification of the Capital
      Stock (including any such reclassification in con-nection with a consolidation or merger in which the Company is the continuing corporation), except as otherwise provided in this Section 11(a) and
      Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Capital Stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Capital Stock which, if such Right had been exercised immediately prior to such date and at a time when the Capital Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under
      Section 11(a)(i), Section 11(a)(ii) or
      Section 11(a)(iii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii) or
      Section 11(a)(iii).

            (ii)   In the event that at any time after the
      date of this Agreement any Acquiring Person or any Associate or Affiliate of any Acquiring Person, directly or indirectly, (A) shall merge into the

      Company or otherwise combine with the Company, the Company shall be the continuing or surviving cor-poration of such merger or combination, and the Capital Stock of the Company shall remain out-standing, (B) shall, in one or more transactions, transfer any assets to the Company in exchange (in whole or in part) for shares of the Capital Stock or for securities exercisable for or convertible into shares of the Capital Stock or otherwise obtain from the Company, with or without consider-ation, any additional shares of the Capital Stock or securities exercisable for or convertible into shares of the Capital Stock (other than as part of a pro rata distribution to all holders of the Cap-ital Stock), (C) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one transaction or a series of trans-actions), to, from or with, as the case may be, the Company or any of the Company's subsidiaries, other than incidental to the lines of business currently engaged in as of the date hereof between the Company and such Acquiring Person or Associate or Affiliate, assets having an aggregate fair market value of more than $5 million, other than a transaction set forth in Section 13(a) hereof,
      (D) shall sell, purchase, lease, exchange, mort-gage, pledge, transfer or otherwise dispose (in one transaction or a series of transactions), to, from or with the Company or any of the Company's subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party, other than a transaction set forth in Section 13(a) hereof,
      (E) shall receive any compensation from the Com-pany or any of the Company's subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its subsidiaries') past practices, or (F) shall receive a direct or indirect benefit
      (except proportionately as a stockholder), or any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its subsidiaries, or

         (iii) In the event that after the date of this Agreement

                  (A)  any Person (other than the Company,
            any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsid-iary of the Company, or any Person or entity organized, appointed or established by the Company for, or pursuant to the terms of any such plan), alone or together with its Affil-iates and Associates, shall become an Acquiring Person, or

                  (B)  during such time as there is an
            Acquiring Person, (1) there shall be any failure to declare and pay at the regular date therefor any full quarterly dividends
            (whether or not cumulative) on any outstand-ing preferred stock of the Company (except to the extent such declaration or payment would be prohibited under the laws of the Company's jurisdiction of incorporation), (2) there shall be any reduction in the annual rate of dividends paid on the Capital Stock (except as necessary for valid business reasons or to reflect any subdivision of the Capital Stock or as required under the laws of the Compa-ny's jurisdiction or incorporation or as approved by a majority of the Continuing
            Directors (provided that the Continuing
            Directors constitute a majority of the Board of Directors) or by the holders of 66 2/3 percent or more of the then outstanding shares of Capital Stock beneficially owned by persons other than the Acquiring Person or its Affiliates or Associates), (3) there shall be a failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Capital Stock (except to the extent such increase in the rate of dividends would be prohibited under the laws of the Company's jurisdiction of incorporation), or (4) there shall be any reclassification of securities

            (including any reverse stock split), or
            recapitalization of the Company, or any
            merger or consolidation of the Company with any of its subsidiaries or any other transac-tion or series of transactions to which the Company or any of its Subsidiaries is a party
            (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring
            Person

      then, subject to Section 24 hereof, within five
      (5) days after the date of the occurrence of an event described in Section 11(a)(iii)(A) hereof and promptly following the occurrence of any event described in Section 11(a)(ii) or 11(a)(iii)(B) hereof, proper provision shall be made so that each holder of a Right, except as provided in

      Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then cur-rent Purchase Price in accordance with the terms of this Agreement, such number of shares of the Capital Stock of the Company as shall equal the result obtained by (x) multiplying the then cur-rent Purchase Price by the then number of shares of the Capital Stock for which a Right is then exercisable and dividing that product by (y) 50% of the current market price per share of the Capi-tal Stock of the Company (determined pursuant to Section 11(d)) on the date on which the first of the events listed above in the foregoing subparagraphs (ii) and (iii) occurs. For the pur-poses of this section "subsidiaries" shall mean any corporations or other entities of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by the Company.

           (iv)  In the event that there shall not be
      sufficient authorized but unissued Capital Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company covenants and agrees not to enter into any of the transactions specified therein. If despite these covenants one of the events speci-fied in such subparagraph (ii) occurs, or in the event any transactions specified in the foregoing subparagraph (iii) occurs, and there is not suffi-cient authorized but unissued Capital Stock to permit the exchange in full of the Rights as pro-vided therein, the Company shall use its best efforts to take all such action as may be neces-sary to authorize additional shares of Capital
      Stock for issuance upon exercise of the Rights;
      provided, however, if the Company is unable to cause the authorization of a sufficient number of additional shares of Capital Stock, then, in the event the Rights become so exercisable, the Com-pany, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, shall, upon the exercise of such Rights, (A) pay cash in an amount equal to the Purchase Price, in lieu of issuing shares of Capital Stock and requiring payment therefor, or (B) issue debt or equity securities, or a combination thereof, having a value equal to the Current Value (as such term is hereinafter defined) of the Capital Stock, where the value of such securities shall be determined by a nation-ally recognized investment banking firm selected by the Board of Directors of the Company, and require the payment of the Purchase Price, or
      (C) deliver any combination of cash, property, Capital Stock and/or other securities having a value equal to the Current Value, and require pay-ment of all or any requisite portions of the Pur-chase Price. The "Current Value" shall be the product of the current market price per share of Capital Stock (determined pursuant to
      Section 11(d) on the date immediately prior to the date of determination) multiplied by the number of shares of Capital Stock for which the Right otherwise would be exercisable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to clauses (A), (B) or (C) of the proviso of this Section 11(a)(iv), a majority of the Continuing

      Directors may suspend the exercisability of the Rights for a period of up to 45 days following the date on which the first of the events listed in
      Section 11(a)(ii) or Section 11(a)(iii) shall have occurred, in order to decide the appropriate form of distribution to be made pursuant to the above proviso and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

            (b)  In case the Company shall fix a record
      date for the issuance of rights or warrants to all holders of the Capital Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Capital
      Stock (or securities convertible into Capital
      Stock) at a price per share of Capital Stock (or having a conversion price per share of Capital
      Stock, if a security convertible into Capital
      Stock) less than the current market price per share of Capital Stock (as defined in Section 11(d)) on such record date, the Purchase
      Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the num-ber of shares of Capital Stock outstanding on such record date plus the number of shares of Capital
      Stock which the aggregate offering price of the total number of shares of Capital Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Capital Stock outstanding on such record date plus the number of additional shares of Capital Stock to be offered for sub-scription or purchase (or into which the convert-ible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a state-ment filed with the Rights Agent. Shares of Capi-tal Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date has not been fixed.

            (c)  In case the Company shall fix a record
      date for the making of a distribution to all hold-ers of Capital Stock (including any such distribu-tion made in connection with a consolidation or merger in which the Company is the continuing cor-poration) of evidences of indebtedness or assets
      (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or a dividend pay-able in Capital Stock) or subscription rights or warrants (excluding those referred to in

      Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by mul-tiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Capital Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determi-nation shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be dis-tributed or of such subscription rights or war-rants applicable to one share of the Capital Stock and of which the denominator shall be such current market price per share of the Capital Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase
      Price shall again be adjusted to be the Purchase
      Price which would then be in effect if such record date had not been fixed.

            (d)  For the purpose of any computation
      thereunder, the "current market price" per share of the Capital Stock on any date of determination shall be deemed to be the average of the daily closing prices per share of such Capital Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price (or value) per share of the Capital Stock is determined during the period following the announcement by the issuer of such Capital Stock of (i) a dividend or distribution on such Capital Stock payable in shares of such Capi-tal Stock or securities convertible into shares of such Capital Stock, or (ii) any subdivision, com-bination or reclassification of such Common Stock and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivi-sion, combination or reclassification, then, and in each such case, the "current market price" or "value" shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock
      Exchange or, if the shares of the Capital Stock are not listed or admitted to trading on the New
      York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of the Capital Stock are listed or admitted to trading or, if the shares of the Capital Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities
      Dealers, Inc. Automated Quotation System
      ("NASDAQ") or such other system then in use, or, if on any such date the shares of the Capital

      Stock are not quoted by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Capital Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Capital
      Stock, the fair value of such shares on such date as determined in good faith by the Board of Direc-tors of the Company shall be used. The term
      "Trading Day" shall mean a day on which the prin-cipal national securities exchange on which the shares of Capital Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Capital Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the Capi-tal Stock is not publicly sold or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the

      Company, whose determination shall be described in a statement filed with the Rights Agent.

            (e)  No adjustment in the Purchase Price
      shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjust-ments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjust-ment. All calculations under this Section 11 shall be made to the nearest cent or to the near-est ten-thousandth of a share as the case may be.
      Notwithstanding the first sentence of this
      Section 11(e), any adjustment required by this
      Section 11 shall be made no later than the earlier of (i) three years from the date of the transac-tion which mandates such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

            (f)  If as a result of an adjustment made
      pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of the Capital Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjust-ment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in
      Section 11(a) through (c), inclusive, and the pro-visions of Sections 7, 9, 10 and 13 with respect to the shares of Capital Stock shall apply on like terms to any such other shares.

            (g) All Rights originally issued by the Com-pany subsequent to any adjustment made to the Pur-chase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the num-ber of shares of Capital Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as pro-vided herein.

            (h)  Unless the Company shall have exercised
      its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evi-dence the right to purchase, at the adjusted Pur-chase Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (i) multi-plying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            (i)  The Company may elect on or after the
      date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of the Cap-ital Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exer-cisable for the number of shares of the Capital
      Stock for which a Right was exercisable immedi-ately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (cal-culated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement of, and shall notify the Rights Agent of, its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right
      Certificates have been issued, shall be at least
      10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Com-pany, shall cause to be distributed to such hold-ers of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right
      Certificates evidencing all the Rights to which such holder shall be entitled after such adjust-ment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase
      Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

            (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Capital Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Pur-chase Price per share and the number of shares which were expressed in the initial Right Certifi-cates issued hereunder.

            (k)  Before taking any action that would
      cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of the Capital Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Capital Stock at such adjusted Pur-chase Price.

            (l)  In any case in which this Section 11
      shall require that an adjustment in the Purchase
      Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Capital Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of the Capital Stock and other capital stock or securities of the Company, if any, issu-able upon such exercise on the basis of the Pur-chase Price in effect prior to such adjustment;

      provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (m)  Anything in this Section 11 to the con-
      trary notwithstanding, the Company shall be enti-tled to make such reductions in the Purchase
      Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Capital Stock, issuance wholly for cash of any of the Capital Stock at less than the current market price, issuance wholly for cash of the Capital Stock or securities which by their terms are convertible into or exchangeable for Capital Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Capital Stock shall not be taxable to such shareholders.

            (n)  The Company covenants and agrees that,
      after the Distribution Date, it will not, except as permitted by Sections 23 and 27 hereof, take
      (nor will it permit any of its Subsidiaries to take) any action if at the time such action is taken it is reasonably foreseeble that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, unless such action is approved by a major-ity of the Continuing Directors and the Continuing
      Directors constitute a majority of the Board of Directors.

            (o) The Company covenants and agrees that it shall not, at any time after the Distribution
      Date, (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer (or permit any of its subsidiaries to sell or transfer), in one or more transactions, assets or earning power aggre-gating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agree-ments in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

            Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as pro-vided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Capital Stock a copy of such certificate and
(c) mail a brief summary thereof to each holder of a Right Cer-tificate in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

            Section 13. Consolidation, Merger or Sale or Trans-fer of Assets or Earning Power. (a) In the event that, fol-lowing the Distribution Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate, merge with and into the Company, the Company shall be the continuing or sur-viving corporation of such merger and, in connection with such merger, all or part of the Capital Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person, then, and in each such case, proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall there-after have the right to receive, upon exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of shares of validly issued, fully paid, non-assessable and freely tradable Capital Stock of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the then number of shares of Capital Stock for which a Right is then exercisable and dividing that product by (2) 50% of the current market price per share of the Capital Stock of such Principal Party (determined in the manner described in Section 11(d)) on the date of consummation of such consolida-tion, merger, sale or transfer; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provi-sions of Section 11 hereof shall apply to such Principal Party and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Capital Stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Capital Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) or 11(a)(iii) hereof shall be of no effect following the first occurrence of any of the transactions described in
Section 13(a) hereof.

            (b)  "Principal Party" shall mean

            (1) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Capital Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

            (2) in the case of any transaction described in (z) of the first sentence in this Section 13, the Person that is the other party to such transaction;

provided, however, that in any such case, (x) if the Capital Stock of such Person is not at such time and has not been con-tinuously during the preceding 12-month period registered under
Section 12 of the Exchange Act and such Person is a direct or indirect subsidiary of another corporation the Capital Stock of which is and has been so registered, "Principal Party" shall refer to such other corporation; (y) in case such Person is a subsidiary, directly or indirectly, of more than one corpora-tion, the Capital Stocks of all of which are and have been so registered, "Principal Party" shall refer to whichever of such corporations is the issuer of the Capital Stock having the greatest market value of shares held by the public, and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (x) and (y) above shall apply to each of the chains of own-ership having an interest in such joint venture as if such party were a "subsidiary" of both or all of such joint ventur-ers and the Principal Party in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

            (c) The Company shall not consummate any such con-solidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and deliv-ered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this
Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this Section 13, the Principal Party will

            (i)  prepare and file a registration state-
      ment under the Securities Act of 1933, as amended
      (the "Act") with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights; and

           (ii) will deliver to holders of Rights finan-cial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to suc-cessive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in
Section 13(a) hereof shall occur at any time after the occur-rence of a transaction described in Section 11(a)(ii) or
Section 11(a)(iii) hereof, the Rights which have not thereto-fore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

            Section 14.  Fractional Rights and Fractional Shares.
(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence frac-tional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admit-ted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securi-ties exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

            (b) The Company shall not be required to issue frac-tions of shares upon exercise of the Rights to distribute cer-tificates which evidence fractional shares. In lieu of frac-tional shares, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of the Capital Stock. For purposes of this Section 14(b), the current market value of a share of the Capital Stock shall be the clos-ing price of a share of the Capital Stock (as determined pursu-ant to the second sentence of Section 11(d)) for the Trading
Day immediately prior to the date of such exercise.

            (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional
Rights or any fractional shares upon exercise of a Right.

            Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective reg-istered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Capital
Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Capital Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Capital Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certifi-cate and in this Agreement and subject to the limitations set forth in such Right Certificates and in this Agreement. With-out limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

            Section 16.  Agreement of Right Holders.  Every
holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

            (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Capital Stock;

            (b) after the Distribution Date, the Right Certifi-cates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a prior instrument of transfer; and

            (c) The Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Capital Stock certifi-
cate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of own-ership or writing on the Right Certificates or the associated Capital Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

            Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Capital Stock or any other secu-rities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meet-ings or other actions affecting shareholders (except as pro-vided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

            Section 18. Concerning the Rights Agent. The Com-pany agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the admin-istration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights agent for, and to hold it harmless against, any loss, liability, or expense, incurred without neg-ligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

            The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Capital Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

            Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any suc-cessor Rights Agent shall be a party, or any corporation, suc-ceeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights agent may adopt the countersignature of the predecessor so countersigned; and in case at that time any of the Right Cer-tificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Cer-tificates shall have the full force provided in the Right Cer-tificates and in the Agreement.

            In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Cer-tificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

            Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

            (a) The Rights Agent may consult with the legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authoriza-tion and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

            (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclu-sively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice Pres-ident, the Treasurer or the Secretary of the Company and deliv-ered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suf-fered in good faith by it under the provisions of this Agree-ment in reliance upon such certificate.

            (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

            (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

            (e) The Rights Agent shall not be under any respon-sibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjust-ment required under the provisions of Sections 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereun-der be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Capital Stock to be issued pursuant to this Agreement or any Right Certifi-cate or as to whether any shares of the Capital Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

            (f) The Company agrees that it will perform, exe-cute, acknowledge and deliver or cause to be performed, exe-cuted, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice-President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. At any time the Rights Agent may apply to the Company for written instructions with respect to any matter arising in connection with the Rights Agent's duties and obli-gations arising under this Rights Agreement. Such application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Rights Agreement and the date on and/or after which such action shall be taken and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than one business day after the Company receives such application, without the Company's con-
sent) unless, prior to taking or omitting any such action, the

Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

            (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend interested money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

            (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company result-ing from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection thereof.

            (j) If, with respect to any Right Certificate sur-rendered to the Rights Agent for exercise or transfer, the cer-tificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) and/or (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

            Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be dis-charged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Capital Stock by registered or certified mail, provided, however, that the Rights Agent may resign with notice of less than 30 days in the event of a determination of inval-idity under Section 31 hereof. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Capital Stock by registered or certified mail, and to the hold-ers of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a succes-sor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapaci-tated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be
(A) a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is sub-ject to supervision or examination by federal or state author-ity or which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or
(B) an affiliate of any such corporation as described. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predeces-sor Rights Agent and each transfer agent of the Capital Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

            Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or prop-erty purchasable under the Right Certificates made in accor-dance with the provisions of this Agreement.

            Section 23. Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 P.M., New York City time, on the earlier of (x) the tenth day following the Shares Acquisition Date or (y) the Final Expira-tion Date, redeem all but not less than all of the then out-standing Rights at a redemption price of $.01 per Right appro-priately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemp-tion Price"), provided, however, that if such redemption occurs on or after the Shares Acquisition Date the Board of Directors of the Company shall be entitled to so redeem the Rights only if such redemption is approved by a majority of the Continuing Directors. Notwithstanding anything contained in this Agree-ment to the contrary, the Rights shall not be exercisable pur-suant to Section 11(a)(ii) or Section 11(a)(iii) prior to the expiration of the Company's right of redemption.

            (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, notice shall be given to the Rights Agent of such redemption, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the

Redemption Price. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Capital Stock.
Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Right at any time in any man-ner other than that specifically set forth in this Section 23, and other than in connection with the repurchase of Capital Stock prior to the Distribution Date.

            Section 24. Exchange. (a) Subject to any limita-tions of applicable law, the Board of Directors of the Company may, at its option, at any time on or after any Person becomes an Acquiring Person, exchange all or part of the then outstand-ing and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Capital Stock at an exchange ratio of one share of Capital Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwith-standing the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company, or any Person or entity organized, appointed or established by the Company for or pur-suant to the terms of any such plan, together with all Affili-ates and Associates of such Person), becomes the Beneficial Owner of 50% or more of the shares of Capital Stock of the Company.

            (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Capital Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give notice of any such exchange in accordance with Section 26 hereof; provided, however, that the failure to give, or any defect in, such notice shall not affect the valid-ity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Capital Stock for Rights will be effected and, in the event of any par-tial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pur-suant to the provisions of Section 7(e) hereof) held by each holder of Rights.

            (c) In the event that there shall not be sufficient shares of Capital Stock issued but not outstanding or autho-rized but unissued to permit any exchange of Rights as contem-plated in accordance with this Section 24, the Company may, in its discretion, take all such action as may be necessary to authorize additional shares of Capital Stock for issuance upon exchange of the Rights.

            (d) The Company shall not be required to issue frac-tions of Capital Stock or to distribute certificates which evi-dence fractional shares of Capital Stock. If the Company elects not to issue such fractional shares of Capital Stock, the Company shall pay, in lieu of such fractional shares of Capital Stock, to the registered holders of the Right Certifi-cates with regard to which such fractional shares of Capital Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market price of a whole share of Capital Stock. For the purposes of this paragraph (d), the current market price of a whole share of Capital Stock shall be the closing price (as determined pursuant to the second sen-tence of Section 11(d) hereof) of a share of Capital Stock for the Trading Day immediately prior to the date of exchange pur-suant to this Section 24.

            (e) In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any share of Capital Stock exchangeable for a Right (i) cash, (ii) debt or equity securities of the Company, (iii) property, or (iv) any combina-tion of cash, property, Capital Stock and/or other securities having an aggregate value (as determined by a nationally recog-nized investment banking firm selected by the Board of Direc-tors of the Company) equal to the current market price per share of Capital Stock (determined pursuant to Section 11(d) on the date immediately prior to the date of exchange pursuant to this Section 24.

            Section 25. Notice of Certain Events. In case the Company shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of its Capital Stock or to make any other distribu-tion to the holders of its Capital Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), or (b) to offer to the holders of its Capital Stock rights or warrants to subscribe for or to purchase any additional shares of the Capi-tal Stock or shares of stock of any class or any other securi-ties, rights or options, or (c) to effect any reclassification of its Capital Stock (other than a reclassification involving only the subdivision of outstanding Capital Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, disso-lution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock divi-dend, distribution of rights or Rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Capital Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or
(b) above at least twenty days prior to the record date for determining holders of the Capital Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Capital Stock, whichever shall be the earlier.

            In case any of the events set forth in Section 22(a)
(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under
Section 11(a)(ii).

            Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class ail, post-age prepaid, addressed (until another address is filed in writ-ing with the Rights Agent) as follows:

            The Louisiana Land and Exploration Company
            909 Poydras Street
            P.O. Box 60350
            New Orleans, Louisiana  70160


Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

            First Chicago Trust Company of New York
            525 Washington Boulevard
            Suite 4660
            Jersey City, New Jersey  07303-2507
            Attn:  Tenders:  Exchanges Administration


            Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

            Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement with-out the approval of any holders of Rights Certificates (i) in order to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsis-tent with any other provisions herein, or (iii) prior to the Distribution Date, to change or supplement the provisions here-under which the Company may deem necessary or desirable and in the best interests of the holders of the Company Capital Stock or (iv) following the Distribution Date, to change or supple-ment the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates
(other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement shall not be supplemented or amended in any way (other than pursuant to clauses (i) and (ii) above) unless such amendment is approved by a majority of the Continuing Directors whose determination shall be final and the Continuing Directors con-stitute a majority of the Board of Directors. Any supplement or amendment will be effective upon execution of such supplement or amendment by the Company and the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27 to the Rights Agent. The Rights Agent will thereafter act in accordance with such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of holders of Common Stock.

            Section 28.  Successors.  All the covenants and pro-
visions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Capital Stock outstand-ing at any particular time, including for purposes of determin-ing the particular percentage of such outstanding shares of Capital Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(ii) of the General Rules and Regulations under the

Exchange Act. The Board of Directors of the Company (and, where specifically provided for herein, the Continuing Direc-
tors) shall have the exclusive power and authority to adminis-ter this Agreement and to exercise all rights and power specif-ically granted to the Board, or the Company (or, as expressly provided, the Continuing Directors), or as necessary or advis-able in the administration of this Agreement, including, with-out limitation, the right and power to (i) interpret the provi-sions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights or to amend the Agreement). All such actions, cal-culations, interpretations and determinations (including, for purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board (or, as provided for, by the Continuing Directors) in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (ii) not subject the Board or the Continuing Directors to any liability to the holders of the Rights Certificates.

            Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or cor-poration other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Capital Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

            Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, cove-nants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemp-tion set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination (which determination shall be final) by the Board of Directors.

            Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a con-tract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

            Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such coun-terparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            Section 34. Descriptive Headings. Descriptive head-ings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corpo-rate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                    THE LOUISIANA LAND AND
                                      EXPLORATION COMPANY
Attest:

By:______________________           By:
   Name:                               Name:
   Title:                              Title:

                                    FIRST CHICAGO TRUST COMPANY OF
                                      NEW YORK
Attest:

By:______________________           By:
   Name:                               Name:
   Title:                              Title:

                                                                  Exhibit A



                        [Form of Right Certificate]


Certificate No. R-                                           _______ Rights


            NOT EXERCISABLE AFTER JUNE 6, 2006 OR EARLIER
            IF NOTICE OF REDEMPTION IS GIVEN, THE RIGHTS
            ARE SUBJECT TO REDEMPTION, AT THE OPTION OF
            THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS
            SET FORTH IN THE RIGHTS AGREEMENT.  [THE
            RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR
            WERE BENEFICIALLY OWNED BY A PERSON WHO WAS
            OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE
            OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH
            TERMS ARE DEFINED IN THE RIGHTS AGREEMENT).
            THIS RIGHT CERTIFICATE AND THE RIGHTS REPRE-
            SENTED HEREBY MAY BECOME NULL AND VOID IN THE
            CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF
            THE RIGHTS AGREEMENT.]1


                             Right Certificate

            This certifies that              , or registered
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and
Restated Rights Agreement dated as of May 9, 1996 (the "Rights
Agreement") between THE LOUISIANA LAND AND EXPLORATION COMPANY, a Maryland corporation (the "Company"), and FIRST CHICAGO TRUST
COMPANY OF NEW YORK, a national banking association (the
_________________________
1 The portion of the legend in brackets shall be inserted only if applicable.

"Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on
June 6, 2006 at the principal office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one fully paid non-assessable share of the Capital Stock, $.15 par value (the "Capital Stock"), of the Company, at a purchase price of $175 per share (the "Purchase Price"), upon presenta-tion and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evi-denced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above and the Purchase Price per share set forth above, are the num-ber and Purchase Price as of May 9, 1996, based on the shares of the Capital Stock of the Company as constituted at at such date.

            Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evi-denced by this Rights Certificate are beneficially owned by
(i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Triggering Event.

            As provided in the Rights Agreement, the Purchase Price and the number of shares of the Capital Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

            This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereto, and to which Rights Agree-ment reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immuntities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agree-ment are on file at the above-mentioned office of the Rights Agent.

            This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of the Capital Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right.

            No fractional shares of the Capital Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

            No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Capital Stock or of any other securities of the

Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter sub-mitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

            This Right Certificate shall not be valid or obliga-tory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper offic-ers of the Company and its corporate seal. Dated as of May 9, 1996.


ATTEST:                             THE LOUISIANA LAND AND
                                      EXPLORATION COMPANY


_________________________           By:  _________________________
       Secretary                          Title:


Countersigned:

FIRST CHICAGO TRUST COMPANY
  OF NEW YORK


By:  _______________________
      Authorized Signature


Date:

                [Form of Reverse Side of Right Certificate]


                            FORM OF ASSIGNMENT


      (To be executed by the registered holder if such holder desires to transfer the Right Certificates.)


            FOR VALUE RECEIVED _______________________________
hereby sells, assigns and transfers unto ___________________

____________________________________________________________
         (Please print name and address of transferee)


_____________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _____________________, ____

                                          ________________________
                                          Signature


Signature Guaranteed:

                                Certificate

            The undersigned hereby certifies by checking the appropriate boxes that:

            (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Per-son who is or was an Acquiring Person or an Affiliate or Asso-ciate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

            (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:  _______________, ____             _________________________
                                                   Signature



                                  NOTICE

            The signature to the foregoing Assignment must corre-spond to the name as written upon the fact of this Right Cer-tificate in every particular, without alteration or enlargement or any change whatsoever.

                       FORM OF ELECTION TO PURCHASE

                   (To be executed if holder desires to
                     exercise the Right Certificate.)


To                    :

            The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the shares of the Capital Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


_______________________________________________________________
                  (Please print name and address)
_______________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the bal-ance remaining of such Rights shall be registered in the name of and delivered to:


Please insert social security
or other identifying number


_______________________________________________________________
                  (Please print name and address)

_______________________________________________________________

Dated:  __________________, ____


                                       ____________________________
                                       Signature
                                       (Signature must conform in all
                                       respects to name of holder as
                                       specified on the face of this
                                       Right Certificate)

Signature Guaranteed:

                                Certificate

            The undersigned hereby certifies by checking the appropriate boxes that:

            (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Per-son who is or was an Acquiring Person or an Affiliate or Asso-ciate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

            (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:  _______________, ____             _________________________
                                                   Signature



                                  NOTICE

            The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                  Exhibit B


                       AMENDED AND RESTATED SUMMARY
                    OF RIGHTS TO PURCHASE CAPITAL STOCK


            On May 25, 1986, the Board of Directors of THE LOUI-SIANA LAND AND EXPLORATION COMPANY (the "Company") declared a dividend distribution of one Right for each outstanding share of Capital Stock, $.15 par value (the "Capital Stock"), of the Company. The distribution was paid on June 6, 1986 to the shareholders of record on June 6, 1986. On May 9, 1996, the Board of Directors authorized the Company to amend, and the Company amended, the terms of the rights agreement governing the terms and provisions of the Rights. Each Right entitles the registered holder to purchase from the Company one share of the Capital Stock at a price of $175 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and
FIRST CHICAGO TRUST COMPANY OF NEW YORK, as Rights Agent (the
"Rights Agent").

            Until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of the Capital Stock or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer by any person, if, upon consummation thereof, such person would be an Acquiring Person (the earlier of such dates being called the "Distribu-tion Date"), the Rights will be evidenced, with respect to any of the Company's Capital Stock certificates outstanding as of May 9, 1996, by such Capital Stock certificate with a copy of this Amended and Restated Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution
Date, the Rights will be transferred with and only with the Capital Stock. Until the Distribution Date (or earlier redemp-tion or expiration of the Rights), new Capital Stock certifi-cates issued after May 9, 1996 upon transfer or new issuance of the Capital Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Capital Stock certificates outstand-ing as of May 9, 1996, even without a copy of this Amended and Restated Summary of Rights attached thereto, will also consti-tute the transfer of the Rights associated with the Capital Stock represented by such certificate. As soon a practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Capital Stock as of the close of busi-ness on the Distribution Date and such separate Right Certifi-cates alone will evidence the Rights.

            The Rights are not exercisable until the Distribution
Date. The Rights will expire on June 6, 2006, unless earlier redeemed by the Company as described below.

            The Purchase Price payable, and the number of shares of the Capital Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock divi-dend on, or a subdivision, combination or reclassification of the Capital Stock, (ii) upon the grant to holders of the Capi-tal Stock of certain rights or warrants to subscribe for shares of the Capital Stock or convertible securities at less than the current market price of the Capital Stock or (iii) upon the distribution to holders of the Capital Stock of evidences of indebtedness or assets (excluding regular periodic cash divi-dends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend thereto-fore paid or dividends payable in the Capital Stock) or of subscription rights or warrants (other than those referred to above).

            In the event that the Company were acquired in a merger or other business combination transaction or that 50% or more of its assets or earning power were sold, proper provision shall be made so that each holder of a Right other than Rights that were or are beneficially owned by the Acquiring Person on the Distribution Date (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price. In the event that the Company were the surviving corpo-ration in a merger and its Capital Stock were not changed or exchanged, or in the event that an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, or a Person (other than the Company, any Sub-sidiary of the Company or any employee benefit plan of the Com-
pany) becomes an Acquiring Person proper provision shall be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person on the Distribution Date (which will thereafter be void), will there-after have the right to receive upon exercise that number of shares of the Capital Stock (or in certain circumstances other securities, cash or property) having a market value of two times the Purchase Price.

            With certain exceptions, no adjustment in the Pur-chase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Price. No frac-tional shares will be issued and, in lieu thereof, an adjust-ment in cash will be made based on the market price of the Cap-ital Stock on the last trading date prior to the date of exercise.

            At any time prior to 5:00 P.M. New York time on the tenth day following public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% (subject to certain exceptions for parties who inadvertently acquire in excess of such percentage) or more of the outstanding shares of the Capital Stock of the Company (the "Shares Acquisition Date"), the Board of Directors of the Com-pany may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") provided that if such redemption occurs on or after the Shares Acquisition Date the Board shall be entitled to so redeem the Rights only if such redemption is approved by a majority of the Continuing

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                                    -6-



Directors (as defined in the Rights Agreement). Immediately upon the action of the Board of Directors of the Company elect-ing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

            At any time after a Person becomes an Acquiring Per-son the Board of Directors may mandatorily exchange all or part of the Rights (other than Rights owned by an Acquiring Person, which shall be null and void) at an exchange ratio of one share of Capital Stock per Right, subject to adjustment.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

            The provisions of the Rights Agreement may be amended by the Board of Directors (i) in order to cure any ambiguity or
(ii) correct any defect or inconsistency or, (iii) prior to the Distribution Date, to make changes deemed to be in the best interests of the holders of the Rights or (iv) after the Dis-tribution Date, to make such other changes which do not adversely affect the interests of the holders of the Rights

(excluding the interests of any Acquiring Person and its Affil-iates and Associates); provided, however, that no amendment other than pursuant to (i) or (ii) shall be made unless approved by a majority of the Continuing Directors.

            A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Reg-istration Statement on Form 8-A, as amended on May 10, 1996. A copy of the Rights Agreement is available free of charge from the Rights Agent, First Chicago Trust Company of New York.
This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.